Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

On August 2, 2021, HollyFrontier Corporation (“HFC”), Hippo Parent Corporation, a wholly-owned subsidiary of HFC (“New Parent” or, following the consummation of the HFC Transactions (as defined below), HF Sinclair Corporation, or “HF Sinclair”), Hippo Merger Sub, Inc., a wholly-owned subsidiary of New Parent (“Parent Merger Sub”), The Sinclair Companies (“Sinclair”), and Hippo Holding LLC, a wholly-owned subsidiary of Sinclair (the “Target Company”), entered into a business combination agreement (as amended on March 14, 2022, the “BCA”).

On March 14, 2022 (the “HFC Closing Date”), pursuant to the BCA, HF Sinclair completed its acquisition of the Target Company by effecting (a) a holding company merger in accordance with Section 251(g) of the Delaware General Corporation Law whereby HFC merged with and into Parent Merger Sub, with HFC surviving such merger as a direct wholly-owned subsidiary of HF Sinclair (the “HFC Merger”) and (b) immediately following the HFC Merger, a contribution whereby Sinclair contributed all of its equity interests of the Target Company to HF Sinclair in exchange for shares of HF Sinclair, resulting in the Target Company becoming a direct wholly-owned subsidiary of HF Sinclair (collectively, the “HFC Transactions”).

In connection with the closing of the HFC Transactions, HF Sinclair issued 60,230,036 shares of HF Sinclair common stock, par value $0.01 per share (“HF Sinclair Common Stock”), to Sinclair, with a value of approximately $2.1 billion based on HFC’s fully diluted shares of common stock outstanding and its closing stock price on March 11, 2022. On the HFC Closing Date, Sinclair made a $90.2 million cash payment to HF Sinclair related to estimated working capital adjustments pursuant to the BCA, which reduced the aggregate transaction value. At the effective time of the HFC Merger, HFC became a wholly-owned subsidiary of HF Sinclair, and all of HFC’s outstanding shares were automatically converted into equivalent corresponding shares of HF Sinclair. Pursuant to the HFC Merger, HF Sinclair became the successor issuer to HFC pursuant to Rule 12g-3(a) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and replaced HFC as the public company trading on the New York Stock Exchange (“NYSE”) under the symbol “DINO.”

Additionally, on March 14, 2022 (the “HEP Closing Date”), Holly Energy Partners, L.P. (“HEP” or the “Partnership”), Sinclair, and Sinclair Transportation Company, a wholly-owned subsidiary of Sinclair (“STC”), completed the previously announced transaction whereby HEP acquired all of the outstanding shares of STC in exchange for 21,000,000 newly issued common limited partner units of HEP (“common units”) with a value of approximately $349.0 million based on HEP’s fully diluted common units outstanding and its closing unit price on March 11, 2022, plus cash consideration equal to $321.4 million, inclusive of estimated working capital adjustments pursuant to the contribution agreement dated August 2, 2021 (the “HEP Agreement”) for an aggregate transaction value of $670.4 million (the “HEP Transaction,” and together with the HFC Transactions, the “Sinclair Transactions”). The cash consideration was funded through a draw under HEP’s senior secured revolving credit facility.

The HEP Transaction immediately preceded the HFC Transactions and the transactions were cross-conditioned on each other. For purposes of the unaudited pro forma condensed combined statement of operations and related footnotes (the “Pro Forma Statement of Operations”), the target entities in the HFC Transactions and HEP Transaction, Target Company and STC, respectively, are referred to collectively as “Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries” or “H&T.”

The Pro Forma Statement of Operations has been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, which is herein referred to as Article 11. The Pro Forma Statement of Operations presents the combination of the financial information and the pro forma effects with respect to the Sinclair Transactions, further details of which are included within the footnotes to the Pro Forma Statement of Operations.

The Pro Forma Statement of Operations is presented for informational purposes only and is not necessarily indicative of the results of operations that would have occurred had the events been consummated as of the dates indicated, nor is it indicative of any future results. The information presented in the Pro Forma Statement of Operations does not give effect to the potential impact of current financial conditions, or any anticipated revenue enhancements, cost savings or operating synergies that may result from the Sinclair Transactions.

Exhibit 99.2

The Sinclair Transactions are accounted for using the acquisition method of accounting with HF Sinclair identified as the accounting acquirer. Under the acquisition method of accounting, HF Sinclair recorded the assets acquired and liabilities assumed at their respective acquisition date fair values.

The Pro Forma Statement of Operations has been prepared from the respective historical consolidated financial statements of HF Sinclair and H&T, adjusted to give effect to the Sinclair Transactions. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 combines the historical consolidated statements of operations of HF Sinclair (which includes the historical results of operations of H&T from the HFC Closing Date through June 30, 2022) and H&T (which includes the historical results of operations from January 1, 2022 through March 13, 2022), giving effect to the Sinclair Transactions as if they had been consummated on January 1, 2021. The Pro Forma Statement of Operations contains certain reclassification adjustments to conform the historical H&T financial statement presentation to HF Sinclair’s financial statement presentation.

A pro forma balance sheet has not been included for the six months ended June 30, 2022 as the Sinclair Transactions were completed on March 14, 2022. Therefore, the Consolidated Balance Sheets of HF Sinclair Corporation included in the Quarterly Report on Form 10-Q for the six months ended June 30, 2022 are already reflective of the consolidated financial position of HF Sinclair and H&T, without the need for reclassification or pro forma adjustments.

The Pro Forma Statement of Operations is intended to provide information about the continuing impact of the Sinclair Transactions as if they had been consummated as of an earlier date. The transaction accounting adjustments are based on available information and certain assumptions that management believes are factually supportable as of the closing date of the Sinclair Transactions. In the opinion of management, all adjustments necessary to present fairly the Pro Forma Statement of Operations have been made.

HF Sinclair incurred certain non-recurring charges in connection with the Sinclair Transactions, the substantial majority of which consist of transaction costs related to financial advisors, legal advisors, financial advisory and professional accounting services. Charges that were incurred during the six months ended June 30, 2022 are included in the HF Sinclair consolidated statement of operations for the period ended June 30, 2022. However, should there be additional charges related to other integration activities resulting from the Sinclair Transactions, the timing, nature, and amount of which HF Sinclair’s management could not identify as of June 30, 2022, such charges are not reflected in the Pro Forma Statement of Operations.

HF Sinclair used the currently available information to determine preliminary fair value estimates for the assets acquired and liabilities assumed upon the close of the Sinclair Transactions based on reviews of available financial statements, preliminary valuation studies, and other due diligence procedures. The fair value estimates of the H&T assets acquired and liabilities assumed are preliminary as HF Sinclair continues to complete the detailed valuation analysis to arrive at the required final estimates, which will be completed as soon as practicable, and will not extend beyond the one-year measurement period provided under Accounting Standards Codification 805, Business Combinations (“ASC 805”).

The final determination of the fair values of the assets and liabilities of H&T will be based on the actual net tangible and intangible assets and liabilities of H&T that existed as of the closing date of the Sinclair Transactions. In addition, the portion of the preliminary purchase consideration paid in HF Sinclair Common Stock and HEP common units was determined based on the closing prices of HFC common stock and HEP’s common units on March 11, 2022.

As a result of the foregoing, the transaction accounting adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Pro Forma Statement of Operations presented herein. The assumptions and estimates used to determine the fair value of the assets acquired and liabilities assumed are described in the notes accompanying the Pro Forma Statement of Operations. Any increases or decreases in the fair values of assets acquired and liabilities assumed upon completion of the final valuations may result in adjustments to the Pro Forma Statement of Operations. The final fair value of the assets acquired and liabilities assumed may be materially different than those reflected in the current fair values presented herein.

Exhibit 99.2

The Pro Forma Statement of Operations should be read in conjunction with:

•the audited consolidated financial statements contained in HFC’s Annual Report on Form 10-K for the year ended December 31, 2021 and the unaudited consolidated financial statements contained in HF Sinclair’s Quarterly Report on Form 10-Q for the six months ended June 30, 2022; and

•the audited consolidated financial statements of H&T and its subsidiaries comprised of the consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of income, changes of stockholder’s equity, and cash flows for the years ended December 31, 2021 and 2020, which are included as an exhibit to HF Sinclair’s Current Report on Form 8-K filed on March 14, 2022 (as amended on March 16, 2022).

Exhibit 99.2

HF SINCLAIR CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2022

	Historical		Transaction Accounting Adjustments
	HF Sinclair Corporation	Hippo Holding, LLC and Sinclair Transportation Company and their Subsidiaries	Reclass Adjustments - Note 2	Pro Forma Adjustments - Note 3		HF Sinclair Corporation Pro Forma Combined
	(in thousands, except per share data)
Sales and other revenues	$18,620,910	$1,329,704	$7,797	$(310,935)	(a)	$19,647,476
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)
Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment)	15,081,927	1,374,201	(71,810)	(310,935)	(a)	16,073,383
Lower of cost or market inventory valuation adjustment	25,992	—	—	—		25,992
	15,107,919	1,374,201	(71,810)	(310,935)		16,099,375
Operating expenses (exclusive of depreciation and amortization)	1,083,561	—	80,251	—		1,163,812
Selling, general and administrative expenses (exclusive of depreciation and amortization)	221,297	31,674	(611)	—		252,360
Depreciation and amortization	308,645	39,040	(33)	(24,507)	(b)	323,145
Total operating costs and expenses	16,721,422	1,444,915	7,797	(335,442)		17,838,692
Income (loss) from operations	1,899,488	(115,211)	—	24,507		1,808,784
Other income (expense):
Earnings of equity method investments	9,073	2,115	—	(752)	(c)	10,436
Interest income	2,841	—	4	—		2,845
Interest expense	(73,820)	—	(10)	(1,564)	(d)	(75,394)
Loss on foreign currency transactions	(766)	—	—	—		(766)
Gain on sale of assets and other	6,215	6,149	6	—		12,370
	(56,457)	8,264	—	(2,316)		(50,509)
Income (loss) before income taxes	1,843,031	(106,947)	—	22,191		1,758,275
Income tax expense (benefit):	404,822	—	—	(19,350)	(e)	385,472
Net income (loss)	1,438,209	(106,947)	—	41,541		1,372,803
Less net income attributable to noncontrolling interest	56,973	—	—	3,245	(c)(e)(f)	60,218
Net income (loss) attributable to HF Sinclair stockholders	$1,381,236	$(106,947)	$—	$38,296		$1,312,585
Earnings per share:
Basic	$6.86					$5.81
Diluted	$6.86					$5.81
Average number of common shares outstanding:
Basic	199,149			24,092		223,241
Diluted	199,149			24,092		223,241

See accompanying “Notes to Unaudited Pro Forma Condensed Combined Statement of Operations”

Exhibit 99.2

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NOTE 1 — BASIS OF PRESENTATION

The HF Sinclair and H&T historical financial information has been derived from HF Sinclair’s unaudited quarterly financial statements included on the most recent Quarterly Report on Form 10-Q, and the historical unaudited financial information of H&T from January 1, 2022 to the HFC Closing Date. Certain of H&T’s historical amounts have been reclassified to conform to HF Sinclair’s financial statement presentation, as discussed further in Note 2. The Pro Forma Statement of Operations should be read in conjunction with each company’s historical financial statements and the notes thereto. The Pro Forma Statement of Operations for the six months ended June 30, 2022 gives effect to the Sinclair Transactions as if they had been completed on January 1, 2021. In the opinion of HF Sinclair’s management, all material adjustments have been made that are necessary to present fairly the Pro Forma Statement of Operations in accordance with Article 11. HF Sinclair management has elected not to present management’s adjustments and has only presented transaction accounting adjustments in the Pro Forma Statement of Operations.

The Pro Forma Statement of Operations does not purport to be indicative of the results of operations of the combined company that would have occurred if the Sinclair Transactions had occurred on the dates indicated, nor is it indicative of HF Sinclair’s future results of operations. In addition, future results may differ significantly from those reflected in the Pro Forma Statement of Operations.

NOTE 2 — RECLASSIFICATION ADJUSTMENTS

The Pro Forma Statement of Operations has been adjusted as follows to reflect reclassifications of H&T’s historical financial statements to conform to HF Sinclair’s financial statement presentation.

Pro Forma Statement of Operations for the six months ended June 30, 2022

•Reclassification of $7.8 million from Cost of products (exclusive of lower of cost or market inventory valuation adjustment) to Sales and other revenues;

•Reclassification of $71.8 million from Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) and $0.6 million from Selling, general and administrative expense to Operating expenses (exclusive of depreciation and amortization); and

•Reclassification of approximately $0.01 million from Gain on sale of assets to Interest Income and Interest expense, respectively.

NOTE 3 — PRO FORMA ADJUSTMENTS

The Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2022 reflects the following adjustments:

Pro Forma Statement of Operations for the six months ended June 30, 2022

(a)Reflects the elimination of $310.9 million for historical HF Sinclair and H&T amounts recorded within Sales and other revenues and Cost of products sold (exclusive of lower of cost or market inventory valuation adjustment) for the period January 1, 2022 to March 13, 2022.

(b)Reflects the pro forma adjustment to Depreciation and amortization for $24.5 million related to depreciation expense for the properties and equipment acquired based on the estimated fair value, valued as of March 14, 2022, on a straight-line basis assuming an estimated 20.45 year weighted average useful life of the assets acquired.

Exhibit 99.2

(c)Reflects the pro forma adjustment related to the acquisition by HEP of STC’s 25.0% ownership in UNEV Pipeline, LLC, which is reflected as an elimination from H&T’s historical Equity in income of affiliates and an elimination from HF Sinclair’s historical Net income attributable to noncontrolling interest. For the period ended March 13, 2022, STC’s historical Equity in income of affiliates was $0.75 million and HF Sinclair’s historical Net income attributable to noncontrolling interest was $1.1 million. The differences relate to historical amortization expense recorded by STC for the three months ended March 31, 2022.

(d)Reflects the pro forma adjustment to Interest expense for an increase of $1.6 million for the three months ended March 31, 2022, related to the $321.0 million of borrowings on the HEP senior secured revolving credit facility based on an effective interest rate of 2.5% per annum.

(e)Reflects the pro forma income tax adjustments based upon a statutory federal and blended state tax rate of 22.8% for the period ended March 13, 2022, which include:

•Income tax benefit of $19.3 million related to the historical activity of Sinclair, which historically did not have any tax implications given that Sinclair was an S-Corporation; and

•An adjustment to Net income attributable to noncontrolling interest to reflect the portion of income tax expense allocated to NCI was approximately $0.01 million.

(f)Reflects noncontrolling interest (“NCI”) adjustments related to the following:

•A decrease of $0.8 million to Net income attributable to noncontrolling interest to reflect the allocation of pro forma interest expense related to the HEP senior secured revolving credit facility;

•A decrease of $1.7 million to Net income attributable to noncontrolling interest to reflect the allocation of pro forma depreciation expense related to the assets acquired in the HEP Transaction;

•An increase of $3.9 million to reflect the pro forma adjustments related to HEP historical net income for the period ended March 13, 2022, for the increase in the noncontrolling interest percentage in HEP from 43.4% to 52.8% given the HEP issuance of 21,000,000 common units to STC, assuming the HEP Transaction had occurred as of January 1, 2021;

•An increase of $3.0 million to Net income attributable to noncontrolling interest to reflect the portion of STC’s net income attributable to the NCI; and

•A decrease of $1.1 million to Net income attributable to noncontrolling interest to reflect the elimination of H&T’s historical net income attributable to UNEV Pipeline, LLC.

(g)Reflects the pro forma adjustment to the Average number of common shares outstanding related to the issuance of 60,230,036 shares of HF Sinclair common stock to shareholders of H&T as part of the preliminary purchase consideration for the HFC Transactions.